Axos Financial, Inc. Closes COR Clearing LLC Acquisition

Transaction Expected to be Accretive to Earnings per Share by 6% in Fiscal Year 2020

SAN DIEGO, CA – (BUSINESSWIRE) – January 29, 2019 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”) announced that its subsidiary, Axos Clearing, LLC, has completed the acquisition of the parent company of COR Clearing LLC (“COR Clearing”) after receiving all required regulatory approvals. The Company expects the transaction to be accretive to diluted earnings per common share (“EPS”) by approximately 6% in Fiscal Year ending June 30, 2020 and 7% in Fiscal Year ending June 30, 2021.

Headquartered in Omaha, Nebraska, COR Clearing is a leading, full-service correspondent clearing firm for more than 60 independent broker-dealers and 90,000 customers. COR Clearing, a wholly-owned subsidiary of Axos Financial, Inc., will be rebranded Axos Clearing.

“This transaction adds another component to our strategy of distributing financial services through a specialized and scalable technology platform,” stated Greg Garrabrants, President and Chief Executive Officer of Axos Financial, Inc. Mr. Garrabrants continued, “COR provides us with an experienced team and a solid foundation to grow our securities business. The approximately $470 million of low-cost deposits held by COR’s clients afford us the flexibility to further reduce our funding costs. The addition of approximately $35 million of annual fee income will diversify our non-interest income and boost our best-in-class return on equity.”

About Axos Financial, Inc.

Axos Financial, Inc. is the holding company for Axos Bank, formerly known as BofI Federal Bank. Axos Bank is a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With nearly $10 billion in assets, Axos Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P 600® Index. For more information about Axos Bank, please visit https://www.axosbank.com.

About COR Clearing LLC

Headquartered in Omaha, Nebraska, COR Clearing is a full-service, independent securities clearing firm servicing retail and online broker-dealers and registered investment advisers throughout the United States. COR Clearing is a registered broker-dealer in all 50 states and is regulated by FINRA, the SEC, and additional Self-Regulatory Organizations (SROs). COR Clearing is the wholly-owned subsidiary of COR Securities Holdings Inc. More information is available at https://www.corclearing.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to the integration and growth of COR Clearing’s businesses, the projections of Axos Financial’s performance and earnings per share resulting from the transaction. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in Axos Financial’s periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos Financial undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com